UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2009

SAN DIEGO GAS & ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

California	1-3779	95-1184800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8326 Century Park Court

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(619) 696-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 14, 2009, San Diego Gas & Electric Company (the “Company”) closed the public offering and sale of $300,000,000 aggregate principal amount of its 6.00% First Mortgage Bonds, Series GGG, due 2039 (the “Bonds”) with proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $250,000) of 98.665% of principal amount. The sale of the Bonds was registered under the Company’s Registration Statement on Form S-3 (File No. 333-133541). The Bonds were issued pursuant to a Supplemental Indenture, dated as of May 14, 2009, which is attached hereto as Exhibit 4.1. The Bonds will mature on June 1, 2039. Interest on the Bonds accrues from May 14, 2009 and is payable on June 1 and December 1 of each year, beginning on December 1, 2009. The Bonds will be redeemable prior to maturity, at the Company’s option, at the redemption prices and under the circumstances described in the prospectus relating to the offering filed with the Securities and Exchange Commission on May 12, 2009; the information in the prospectus is incorporated by reference herein. Further information regarding the sale of the Bonds is contained in the underwriting agreement, which is attached hereto as Exhibit 1.1.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated May 11, 2009.

4.1	Supplemental Indenture, dated as of May 14, 2009.

4.2	Form of Bond (Included in Exhibit 4.1 hereto).

5.1	Opinion of Gary W. Kyle, Esq.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Gary W. Kyle, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2009	SAN DIEGO GAS & ELECTRIC COMPANY

	By:	/s/ Robert M. Schlax
	Name:	Robert M. Schlax
	Title:	Vice President, Chief Financial Officer and Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated May 11, 2009.

4.1	Supplemental Indenture, dated as of May 14, 2009.

4.2	Form of Bond (Included in Exhibit 4.1 hereto).

5.1	Opinion of Gary W. Kyle, Esq.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Gary W. Kyle, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.2 hereto).